Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of them of a statement on Schedule 13D (including amendments thereto) with respect to the shares of Class A common stock, $0.001 par value per share, of Matterport, Inc., a Delaware corporation, and further agree that this Joint Filing Agreement be included as Exhibit 1 to such Schedule 13D.  In evidence thereof, the undersigned hereby execute this agreement this 17th day of March, 2022.

LUX VENTURES III, L.P.

By: LUX VENTURE PARTNERS III, LLC

By: /s/ Peter Hébert

       Peter Hébert

 Managing Member

LUX VENTURE PARTNERS III, LLC

By: /s/ Peter Hébert

       Peter Hébert

 Managing Member

LUX VENTURES III SPECIAL FOUNDERS FUND, L.P.

By: LUX VENTURE PARTNERS III, LLC

By: /s/ Peter Hébert

       Peter Hébert

 Managing Member

LUX VENTURE CAYMAN III, L.P.

By: LUX VENTURE PARTNERS CAYMAN III, LLC

By: /s/ Peter Hébert

       Peter Hébert

 Managing Member

LUX VENTURE PARTNERS CAYMAN III, LLC

By: /s/ Peter Hébert

       Peter Hébert

 Managing Member

LUX CO-INVEST OPPORTUNITIES, L.P.

By: LUX CO-INVEST PARTNERS, LLC

By: /s/ Peter Hébert

Peter Hébert

 Managing Member

LUX CO-INVEST PARTNERS, LLC

By: /s/ Peter Hébert

Peter Hébert

 Managing Member

LUX TOTAL OPPORTUNITIES, L.P.

By: LUX CO-INVEST PARTNERS, LLC

By: /s/ Peter Hébert

Peter Hébert

 Managing Member

LUX TOTAL OPPORTUNITIES PARTNERS, LLC

By: /s/ Peter Hébert

Peter Hébert

/s/ Peter Hébert

Peter Hébert

/s/ Joshua Wolfe

Joshua Wolfe